Contact:	Stephen Forsyth	203-573-2213

Chemtura Reports 2010 Second Quarter Results

PHILADELPHIA, PA – August 6, 2010 – Chemtura Corporation, debtor-in-possession, (Pink Sheets: CEMJQ) (the “Company” or “Chemtura”) reports a net loss from continuing operations attributable to Chemtura on a GAAP basis of $41 million, or $0.16 per share, for the second quarter of 2010 and net earnings on a managed basis of $40 million, or $0.16 per share.

Second Quarter 2010 Financial Results

The discussion below includes financial information on both a GAAP and managed basis.  The Company presents managed basis financial information as management uses this information internally to evaluate and direct the performance of the Company’s operations and believes that the managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of second quarter financial results on a GAAP basis:
(In millions, except per share data)	Second Quarter
	2010	2009	% change
Net sales	$767	$629	22%
Operating profit (loss)	$122	$(10)	NM
Loss from continuing operations attributable to Chemtura	$(41)	$(56)	27%
Loss from continuing operations attributable to Chemtura – per share	$(0.16)	$(0.23)	30%
NM = Not Meaningful

The following is a summary of second quarter financial results on a managed basis:
(In millions, except per share data)	Second Quarter
	2010	2009	% change
Net sales	$767	$629	22%
Operating profit	$79	$35	NM
Net earnings (loss) attributable to Chemtura	$40	$(1)	NM
Net earnings attributable to Chemtura – per share	$0.16	$-	NM
NM = Not Meaningful

U.S Chapter 11 Proceedings and Reorganization Activities

•
On April 30, 2010, the Company completed the sale of its polyvinyl chloride (“PVC”) additives business to Galata Chemicals LLC.  The PVC additives business is reported as a discontinued operation in the accompanying Consolidated Financial Statements as the Company will not have significant continued involvement in the operations of the disposed business.  The results of operations for this business have been removed from the results of continuing operations for all periods presented.  The asset and liabilities of discontinued operations have been reclassified and are segregated in the prior period Consolidated Balance Sheets.

•
On June 17, 2010, the Company filed a plan of reorganization (the “Plan”) together with a related Disclosure Statement with the Bankruptcy Court.  The Company filed revised versions of the Plan and Disclosure Statement on July 9, 2010 and July 20, 2010.  The Plan provides for the potential to satisfy all creditors’ claims in full (using cash, stock or a combination thereof), as well as offering value to equity holders.  The Plan and Disclosure Statement, as revised, provide that in addition to the 27 current Debtors, Chemtura’s indirectly owned subsidiary, Chemtura Canada Co./Cie (“Chemtura Canada”), intends to file in August 2010 a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and commence a proceeding under the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice, located in Ontario, Canada (the “Canadian Court”).  At the same time, the Debtors will ask the Bankruptcy Court to enter an order jointly administering Chemtura Canada’s Chapter 11 case along with the existing Debtors’ Chapter 11 cases.  Chemtura Canada intends to seek an order of the Canadian Court recognizing the Chapter 11 case as “foreign proceedings” under the CCAA.  The contemplated filing of Chemtura and Chemtura Canada under the CCAA is designed only to address claims resulting directly or indirectly from alleged injury from exposure to diacetyl, acetoin and/or acetaldehyde.  All other claims and interests in Chemtura Canada will be unaffected by Chemtura Canada’s reorganization proceedings.

•
On August 5, 2010, the Bankruptcy Court approved the adequacy of the Disclosure Statement.  The Company is now preparing to initiate the solicitation under the Plan.  The Plan will become effective only after it has been confirmed by the Bankruptcy Court.  The Plan confirmation hearing is currently scheduled to commence on September 16, 2010.  However, there can be no assurance that the Bankruptcy Court will confirm the Plan or that, once confirmed, the conditions for its effectiveness will be satisfied.

Second Quarter 2010 Business Segment Highlights

•
Consumer Performance Products’ net sales increased 2% or $3 million compared with the second quarter of 2009.  The North American recreational water products business benefited from warmer weather compared to 2009 driving higher volumes though dealer channels and many of our largest mass market customers.  This benefit was offset in part by reduced demand from certain mass market customers and lower household cleaner product sales. Outside North America where weather was more mixed, the net sales of recreational water products increased 5%.  Operating profit on a managed basis increased $7 million primarily due to the benefit of increased sales volume, favorable mix and lower manufacturing costs.  On a GAAP basis, operating profit increased $8 million.

•
Industrial Performance Products’ net sales increased 29% or $70 million driven primarily by increased sales volume and higher selling prices.  The increased sales volume was primarily due to increased customer demand across all business segments driven by improved economic conditions and general recoveries in the markets we serve, as well as strong growth in the Asia Pacific region.  Operating profit increased $17 million primarily due to increased sales volume, lower manufacturing costs and higher selling prices, partially offset by higher raw material and energy costs.

•
Chemtura AgroSolutionsTM (formerly known as Crop Protection Engineered Products) net sales increased 9% or $8 million primarily due to increased sales volume.  Sales were higher in all regions except Europe compared with the second quarter of 2009.  Despite the net sales increase, the operating profit of $7 million was unfavorable by $5 million compared to the second quarter of 2009 primarily due to unfavorable manufacturing costs and an increase in selling, general and administrative and research and development costs (“SGA&R”) of which approximately $3 million comprised expenses related to the internal review of customer incentive, commission and promotional payment practices in the European region.

•
Industrial Engineered Products’ net sales increased 44% or $57 million primarily due to increased sales volume and higher selling prices.  Demand for some products sold to electronic applications has continued to demonstrate year-over-year improvement with some recovery evident in building and construction, and consumer durable polymer applications.  Demand for products used in deep sea drilling for oil and gas have been impacted for some time by reduced rig count in the Gulf of Mexico due to high natural gas inventories.  The temporary moratorium on drilling in the Gulf of Mexico will likely delay any recovery in demand for these products.  Operating profit on a managed basis increased $16 million from the second quarter of 2009 primarily due to improved sales volume, favorable product mix, higher selling prices and lower manufacturing costs, partially offset by higher raw material and energy costs.  On a GAAP basis, operating profit increased $10 million and was impacted by accelerated depreciation charges resulting from restructuring initiatives in this segment.

•
Corporate expense for the second quarter of 2010 was $16 million compared with $25 million in the same quarter last year.  Corporate expense included amortization expense related to intangibles of $9 million for the second quarters of 2010 and 2009.  The decrease in corporate expense of $9 million was primarily due to reduced spending on various initiatives (including information technology and asset dispositions); lower pension and other post-retirement benefit expenses; and lower depreciation expense.

Second Quarter 2010 Results - GAAP

•
Net sales for the second quarter of 2010 were $767 million, an increase of $138 million compared with second quarter 2009 net sales of $629 million.  The increase in net sales was attributable to increased sales volumes of $129 million and an increase in selling prices of $15 million, partially offset by an unfavorable foreign currency translation of $6 million.

•
Gross profit for the second quarter of 2010 was $199 million, an increase of $45 million compared with the same quarter last year.  Gross profit as a percentage of sales for the second quarter of 2010 was 26% compared with 24% for the second quarter of 2009.  The increase in gross profit was primarily due to $31 million in higher sales volume and favorable product mix, $29 million from lower manufacturing costs (primarily due to higher plant utilization) and $15 million from higher selling prices.  These impacts were partially offset by a $20 million increase in raw material and energy costs, a $6 million increase in distribution costs and $4 million unfavorable foreign currency exchange.

•
The operating profit for the second quarter of 2010 was $122 million compared with an operating loss of $10 million for the second quarter of 2009.  The increase in operating profit was primarily due to a $49 million credit for changes in estimates related to expected allowable claims, a $45 million increase in gross profit, a $37 million impairment of long-lived assets in 2009, an $8 million decrease in antitrust costs and a $2 million increase in equity income, which was offset by a $5 million increase in depreciation and amortization (primarily due to accelerated depreciation related to restructuring within the flame retardants business), a $3 million increase in SGA&R and a $1 million increase in restructuring charges.

•
Interest expense of $117 million in the second quarter of 2010 was $102 million higher than the same period in 2009.  The higher interest expense resulted from the determination it was probable that obligations for interest on unsecured claims would ultimately be paid based on the estimated claim recoveries reflected in the Plan filed during the second quarter of 2010.  As such, interest that had not previously been recorded since the Petition Date was recorded in the second quarter of 2010.  The amount of post-petition interest recorded during the second quarter of 2010 was $108 million which represents the cumulative amount of interest accruing from the Petition Date through June 30, 2010.

•
Other expense, net was $8 million in the second quarter of 2010 compared with other expense, net of $21 million for the second quarter of 2009.  The decrease in expense primarily reflected lower unfavorable net foreign currency exchange translation losses, partially offset by lower interest income.

•
Reorganization items, net in the second quarter of 2010 was $26 million which primarily comprised professional fees directly associated with the Chapter 11 reorganization and the impact of negotiated claims settlement for which Bankruptcy Court approval has been obtained or requested.  Reorganization items, net in the second quarter of 2009 was $6 million which included professional fees directly associated with the reorganization, partially offset by gains on a settlement of pre-petition liabilities.

•
Net loss from continuing operations attributable to Chemtura for the second quarter of 2010 was $41 million, or $0.16 per share, compared with a net loss from continuing operations attributable to Chemtura of $56 million, or $0.23 per share, for the second quarter of 2009.

•
Earnings from discontinued operations, net of tax, for the second quarter of 2010 was $1 million, compared with a loss from discontinued operations, net of tax of $62 million (net of $3 million of tax) for the second quarter of 2009.  The improvement mainly related to a $60 million impairment charge taken in the second quarter of 2009.  The loss on sale of discontinued operations, net of tax, for the second quarter ended 2010 was $9 million.  Discontinued operations related to the PVC additives business, which was sold in April 2010.

Second Quarter 2010 Results - Managed Basis

•
On a managed basis, second quarter 2010 gross profit was $194 million, or 25% of net sales, as compared with second quarter 2009 gross profit of $154 million, or 24% of net sales.  Increases in volume, mix and selling prices and decreases in manufacturing costs (due to higher utilization) were the primary drivers of the increase in gross profit, partially offset by higher raw material, energy and distribution costs.

•
On a managed basis, second quarter 2010 operating profit was $79 million as compared with second quarter 2009 operating profit of $35 million.  The increase in operating profit primarily reflected the increase in gross profit and lower depreciation and amortization expense, partially offset by higher SGA&R.

•
The earnings from continuing operations before income taxes on a managed basis in the second quarter of 2010 and the loss from continuing operations before income taxes on a managed basis in the second quarter of 2009 exclude pre-tax GAAP charges of $91 million and $51 million, respectively.  These charges are primarily related to accelerated recognition of asset retirement obligations; accelerated depreciation of property, plant and equipment; facility closures, severance and related costs; antitrust costs; impairment of long-lived assets; changes in estimates related to expected allowable claims; loss on early extinguishment of debt and costs associated with the Chapter 11 reorganization.

•
Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 cases.  The Company has chosen to apply this rate to pre-tax income on a managed basis.

Cash Flows - GAAP

•
Net cash provided by operating activities in the quarter ended June 30, 2010 was $30 million as compared with net cash provided by operating activities of $22 million in the quarter ended June 30, 2009.  Net cash provided by operating activities for the quarter ended June 30, 2009 was impacted by the repayment of proceeds under accounts receivable financing facilities of $10 million which were terminated in 2009 as a result of the Chapter 11 reorganization.

•	As of June 30, 2010, the Company’s accounts receivable balances from continuing operations were $560 million as compared with $521 as of March 31, 2010 and $442 million as of December 31, 2009.

•	As of June 30, 2010, the Company’s inventory balance from continuing operations was $496 million as compared with $515 million at March 31, 2010 and $489 million at December 31, 2009.

•
Capital expenditures for the quarter ended June 30, 2010 were $24 million compared with $8 million in the same period of 2009.  The Company currently anticipates capital spending of up to $118 million in 2010.

•
The Company’s total debt of $1,495 million as of June 30, 2010 increased $3 million compared with $1,492 million as of March 31, 2010.  As of June 30, 2010, $1,191 million of total debt is classified as liabilities subject to compromise.  Cash and cash equivalents were $184 million as of June 30, 2010 compared with $159 million as of March 31, 2010.

###

Chemtura Corporation, with 2009 sales of $2.3 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products.  Additional information concerning Chemtura is available at www.chemtura.com.

Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These managed basis financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; antitrust costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment of long-lived assets. In addition to the managed basis financial measures discussed above, the Company has applied a managed basis effective income tax rate to our managed basis income before taxes. Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance while in U.S. bankruptcy. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such managed basis financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries.

Forward-Looking Statement
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The ability to complete a restructuring of our balance sheet;
•	The ability to have the Bankruptcy Court approve motions required to sustain operations during the Chapter 11 cases;
•	The uncertainties of the Chapter 11 restructuring process including the potential adverse impact on our operations, management, employees and the response of our customers;
•	Our estimates of the cost to settle proofs of claim presented in the Chapter 11 cases;
•	The ability to confirm and consummate a Chapter 11 plan of reorganization;
•	The ability to be compliant with our debt covenants or obtain necessary waivers and amendments;
•	The ability to reduce our indebtedness levels;
•	General economic conditions;
•	Significant international operations and interests;
•	The ability to obtain increases in selling prices to offset increases in raw material and energy costs;
•	The ability to retain sales volumes in the event of increasing selling prices;
•	The ability to absorb fixed cost overhead in the event of lower volumes;
•	Pension and other post-retirement benefit plan assumptions;
•	The ability to improve profitability in our Industrial Engineered Products segment as the general economy recovers from the recession;
•	The ability to implement the El Dorado, Arkansas restructuring program;

•	The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;
•
The ability to restore profitability levels in our Chemtura AgroSolutionsTM segment as demand conditions recover in the agrochemical market.  Additionally, demand for the Chemtura AgroSolutionsTM segment is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;

•	The ability to sell methyl bromide due to regulatory restrictions;
•	Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Performance Products and Chemtura AgroSolutionsTM segment;
•	Changes in the availability and/or quality of our energy and raw materials;
•	The ability to collect our outstanding receivables;
•	Changes in interest rates and foreign currency exchange rates;
•	Changes in technology, market demand and customer requirements;
•	The enactment of more stringent U.S. and international environmental laws and regulations;
•	The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;
•	The ability to recover our deferred tax assets;
•	The ability to support the goodwill and long-lived assets related to our businesses; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  The Company undertakes no duty to update any forward-looking statements to conform the statements to actual results or changes in the Company’s operations.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules
Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -	9
Quarter and Six Months ended June 30, 2010 and 2009

Consolidated Balance Sheets - June 30, 2010 (Unaudited) and
December 31, 2009	10

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Six Months ended June 30, 2010 and 2009	11

Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarter and Six Months ended June 30, 2010 and 2009	12

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarter and Six Months ended June 30, 2010 versus 2009	13

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarter ended June 30, 2010 and 2009	14

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Six Months ended June 30, 2010 and 2009	15

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarter ended June 30, 2010 and 2009	16

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Six Months ended June 30, 2010 and 2009	17

 CHEMTURA CORPORATION
 Consolidated Statements of Operations (Unaudited)
 (In millions, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales	$767	$629	$1,370	$1,093

Cost of goods sold	568	475	1,037	839
Gross profit	199	154	333	254
Gross profit %	26%	24%	24%	23%

Selling, general and administrative	71	71	147	139
Depreciation and amortization	45	40	94	81
Research and development	11	8	20	16
Facility closures, severance and related costs	1	-	3	3
Antitrust costs	-	8	-	10
Impairment of long-lived assets	-	37	-	37
Changes in estimates related to expected allowable claims	(49)	-	73	-
Equity income	(2)	-	(2)	-

Operating profit (loss)	122	(10)	(2)	(32)
Interest expense	(117)	(15)	(129)	(35)
Loss on early extinguishment of debt	-	-	(13)	-
Other expense, net	(8)	(21)	(10)	(19)
Reorganization items, net	(26)	(6)	(47)	(46)

Loss from continuing operations
before income taxes	(29)	(52)	(201)	(132)
Income tax provision	(11)	(3)	(16)	(10)

Loss from continuing operations	(40)	(55)	(217)	(142)
Earnings (loss) from discontinued operations, net of tax	1	(62)	(1)	(69)
Loss on sale of discontinued operations, net of tax	(9)	-	(9)	-

Net loss	(48)	(117)	(227)	(211)

Less: Net earnings attributed to non-controlling interests	(1)	(1)	(1)	(1)

Net loss attributable to Chemtura	$(49)	$(118)	$(228)	$(212)

Basic and diluted per share information - attributable to Chemtura Corporation:
Loss from continuing operations, net of tax	$(0.16)	$(0.23)	$(0.90)	$(0.59)
Loss from discontinued operations, net of tax	-	(0.26)	-	(0.28)
Loss on sale of discontinued operations, net of tax	(0.04)	-	(0.04)	-
Net loss attributable to Chemtura Corporation	$(0.20)	$(0.49)	$(0.94)	$(0.87)

Weighted average shares outstanding - Basic and Diluted	242.9	242.9	242.9	242.9

Amounts attribuable to Chemtura Corporation common shareholders:
Loss from continuing operations, net of tax	$(41)	$(56)	$(218)	$(143)
Earnings (loss) from discontinued operations, net of tax	1	(62)	(1)	(69)
Loss on sale of discontinued operations, net of tax	(9)	-	(9)	-
Net loss attributable to Chemtura Corporation	$(49)	$(118)	$(228)	$(212)

 CHEMTURA CORPORATION
 Consolidated Balance Sheets
 (In millions)

	June 30,	December 31,
	2010	2009
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$184	$236
Accounts receivable	560	442
Inventories	496	489
Other current assets	258	227
Assets of discontinued operations	-	85
Total current assets	1,498	1,479

NON-CURRENT ASSETS
Property, plant and equipment, net	681	750
Goodwill	227	235
Intangible assets, net	435	474
Other assets	176	180

	$3,017	$3,118

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
Short-term borrowings	$302	$252
Accounts payable	157	126
Accrued expenses	187	178
Income taxes payable	15	5
Liabilities of discontinued operations	-	37
Total current liabilities	661	598

NON-CURRENT LIABILITIES
Long-term debt	2	3
Pension and post-retirement health care liabilities	134	151
Other liabilities	180	197
Total liabilities not subject to compromise	977	949

LIABILITIES SUBJECT TO COMPROMISE	2,151	1,997

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock	3	3
Additional paid-in capital	3,039	3,039
Accumulated deficit	(2,710)	(2,482)
Accumulated other comprehensive loss	(287)	(234)
Treasury stock at cost	(167)	(167)
Total Chemtura stockholders' (deficit) equity	(122)	159

Non-controlling interest	11	13
Total stockholders' (deficit) equity	(111)	172

	$3,017	$3,118

 CHEMTURA CORPORATION
 Condensed Consolidated Statements of Cash Flows (Unaudited)
 (In millions)

	Six Months Ended June 30,
Increase (decrease) to cash	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to Chemtura Corporation	$(228)	$(212)
Adjustments to reconcile net loss attributable to Chemtura Corporation to net cash used in operating activities:
Loss on sale of discontinued operations	9	-
Impairment of long-lived assets	-	97
Loss on early extinguishment of debt	13	-
Depreciation and amortization	94	87
Stock-based compensation expense	-	2
Reorganization items, net	2	23
Changes in estimates related to expected allowable claims	73	-
Contractual post-petition interest expense	108	-
Equity income	(2)	-
Changes in assets and liabilities, net	(148)	(52)
Net cash used in operating activities	(79)	(55)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	21	3
Payments for acquisitions, net of cash acquired	-	(5)
Capital expenditures	(38)	(16)
Net cash used in investing activities	(17)	(18)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Amended DIP Credit Agreement	299	-
(Payments on) proceeds from DIP Credit Facility	(250)	250
Proceeds from (payments on) 2007 Credit Facility, net	17	(65)
Payments on long term borrowings	-	(9)
Payments on short term borrowings, net	-	(1)
Payments for debt issuance and refinancing costs	(16)	(28)
Net cash provided by financing activities	50	147

CASH
Effect of exchange rates on cash and cash equivalents	(6)	2

Change in cash and cash equivalents	(52)	76
Cash and cash equivalents at beginning of period	236	68

Cash and cash equivalents at end of period	$184	$144

 CHEMTURA CORPORATION
 Segment Net Sales and Operating Profit (Loss) (Unaudited)
 (In millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
SALES

Consumer Performance Products	$171	$168	$263	$253
Industrial Performance Products	313	243	599	449
Chemtura AgroSolutionsTM	96	88	161	157
Industrial Engineered Products	187	130	347	234
Total sales	$767	$629	$1,370	$1,093

OPERATING PROFIT (LOSS)

Consumer Performance Products	$38	$30	$44	$34
Industrial Performance Products	38	21	63	26
Chemtura AgroSolutionsTM	7	12	6	28
Industrial Engineered Products	7	(3)	4	(14)
Segment operating profit	90	60	117	74

General corporate expense, including
amortization	(16)	(25)	(43)	(56)
Facility closures, severance and related costs	(1)	-	(3)	(3)
Antitrust costs	-	(8)	-	(10)
Impairment of long-lived assets	-	(37)	-	(37)
Changes in estimates related to expected allowable claims	49	-	(73)	-
Total operating profit (loss)	$122	$(10)	$(2)	$(32)

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter and Six Months Ended June 30, 2010 versus 2009
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended June 30,		Six Months Ended June 30,
		Pre-tax		Pre-tax
	Net	Earnings	Net	Earnings
	Sales	(Loss)	Sales	(Loss)

2009	$629	$(52)	$1,093	$(132)

2009 Accelerated depreciation of property, plant and equipment	-	-	-	2
2009 Facility Closures, severance and related costs	-	-	-	3
2009 Antitrust costs	-	8	-	10
2009 Impairment of long-lived assets	-	37	-	37
2009 Reorganization items, net	-	6	-	46
	629	(1)	1,093	(34)

Changes in selling prices	15	15	9	9
Unit volume and mix	129	31	265	55
Foreign currency impact - operating profit (loss)	(6)	(4)	3	(3)
Manufacturing cost impacts	-	29	-	45
Higher distribution costs	-	(6)	-	(13)
Lower raw materials and energy costs	-	(20)	-	(15)
Changes in SGA&R, excluding foreign exchange impact	-	(3)	-	(11)
Lower depreciation and amortization expense	-	5	-	6
Lower interest expense	-	6	-	14
Foreign currency impact - other income (expense), net	-	11	-	8
Fees associated with sale of accounts receivable	-	-	-	2
Other	-	(1)	-	1
	767	62	1,370	64

2010 Accelerated recognition of asset retirement obligations	-	5	-	-
2010 Accelerated depreciation of property, plant and equipment	-	(10)	-	(21)
2010 Facility closures, severance and related costs	-	(1)	-	(3)
2010 Changes in estimates to expected allowable claims	-	49	-	(73)
2010 Loss on early extinguishment of debt	-	-	-	(13)
2010 Interest expense	-	(108)	-	(108)
2010 Reorganization items, net	-	(26)	-	(47)

2010	$767	$(29)	$1,370	$(201)

 CHEMTURA CORPORATION
 GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
 (In millions, except per share data)

	Quarter Ended June 30, 2010			Quarter Ended June 30, 2009
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustment	Revised	GAAP	Adjustment	Revised

Net sales	$767	$-	$767	$629	$-	$629

Cost of goods sold	568	5	573	475	-	475
Gross profit	199	(5)	194	154	-	154
Gross profit %	26%		25%	24%		24%

Selling, general and administrative	71	-	71	71	-	71
Depreciation and amortization	45	(10)	35	40	-	40
Research and development	11	-	11	8	-	8
Facility closures, severance and related costs	1	(1)	-	-	-	-
Antitrust costs	-	-	-	8	(8)	-
Impairment of long lived Assets	-	-	-	37	(37)	-
Changes in estimates related to expected allowable claims	(49)	49	-	-	-	-
Equity income	(2)	-	(2)	-	-	-

Operating profit (loss)	122	(43)	79	(10)	45	35
Interest expense	(117)	108	(9)	(15)	-	(15)
Loss on early extinguishment of debt	-	-	-	-	-	-
Other expense, net	(8)	-	(8)	(21)	-	(21)
Reorganization items, net	(26)	26	-	(6)	6	-

Loss from continuing operations
before income taxes	(29)	91	62	(52)	51	(1)
Income tax (provision) benefit	(11)	(10)	(21)	(3)	4	1

Loss from continuing operations	(40)	81	41	(55)	55	-
Earnings (loss) from discontinued operations, net of tax	1	(1)	-	(62)	62	-
Loss on sale of discontinued operations, net of tax	(9)	9	-	-	-	-

Net (loss) earnings	(48)	89	41	(117)	117	-

Less: Net earnings attributed to non-controlling interest	(1)	-	(1)	(1)	-	(1)

Net (loss) earnings attributable to Chemtura	$(49)	$89	$40	$(118)	$117	$(1)

Basic and diluted per share information - attributable to Chemtura Corporation:
Loss from continuing operations	$(0.16)		$0.16	$(0.23)		$-
Loss from discontinued operations, net of tax	-		-	(0.26)		-
Loss on sale of discontinued operations, net of tax	(0.04)		-	-		-
Net (loss) earnings attributable to Chemtura Corporation	$(0.20)		$0.16	$(0.49)		$-

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$(5)			$-
Accelerated depreciation of property, plant and equipment		10			-
Facility closures, severance and related costs		1			-
Antitrust costs		-			8
Impairment of long lived Assets		-			37
Changes in estimates related to expected allowable claims		(49)			-
Interest expense		108			-
Reorganization items, net		26			6
Pre-Tax		91			51

Adjustment to apply a Managed Basis effective tax rate		(10)			4
After-tax		81			55
(Earnings) loss from discontinued operations, net of tax		(1)			62
Loss on sale of discontinued operations, net of tax		9			-
Net (earnings) loss attributable to Chemtura		$89			$117

 CHEMTURA CORPORATION
 GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
 (In millions, except per share data)

	Six Months Ended June 30, 2010			Six Months Ended June 30, 2009
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustment	Revised	GAAP	Adjustment	Revised

Net sales	$1,370	$-	$1,370	$1,093	$-	$1,093

Cost of goods sold	1,037	-	1,037	839	-	839
Gross profit	333	-	333	254	-	254
Gross profit %	24%		24%	23%		23%

Selling, general and administrative	147	-	147	139	-	139
Depreciation and amortization	94	(21)	73	81	(2)	79
Research and development	20	-	20	16	-	16
Facility closures, severance and related costs	3	(3)	-	3	(3)	-
Antitrust costs	-	-	-	10	(10)	-
Impairment of long lived Assets	-	-	-	37	(37)	-
Changes in estimates related to expected allowable claims	73	(73)	-	-	-	-
Equity income	(2)	-	(2)	-	-	-

Operating (loss) profit	(2)	97	95	(32)	52	20
Interest expense	(129)	108	(21)	(35)	-	(35)
Loss on early extinguishment of debt	(13)	13	-	-	-	-
Other expense, net	(10)	-	(10)	(19)	-	(19)
Reorganization items, net	(47)	47	-	(46)	46	-

(Loss) earnings from continuing operations
before income taxes	(201)	265	64	(132)	98	(34)
Income tax (provision) benefit	(16)	(6)	(22)	(10)	22	12

(Loss) earnings from continuing operations	(217)	259	42	(142)	120	(22)
Loss from discontinued operations, net of tax	(1)	1	-	(69)	69	-
Loss on sale of discontinued operations, net of tax	(9)	9	-	-	-	-

Net (loss) earnings	(227)	269	42	(211)	189	(22)

Less: Net earnings attributed to non-controlling interest	(1)	-	(1)	(1)	-	(1)

Net (loss) earnings attributable to Chemtura	$(228)	$269	$41	$(212)	$189	$(23)

Basic and diluted per share information - attributable to Chemtura Corporation:
(Loss) earnings from continuing operations	$(0.90)		$0.17	$(0.59)		$(0.09)
Loss from discontinued operations, net of tax	-		-	(0.28)		-
Loss on sale of discontinued operations, net of tax	(0.04)		-	-		-
Net (loss) earnings attributable to Chemtura Corporation	$(0.94)		$0.17	$(0.87)		$(0.09)

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated depreciation of property, plant and equipment		$21			$2
Facility closures, severance and related costs		3			3
Antitrust costs		-			10
Impairment of long lived Assets		-			37
Changes in estimates related to expected allowable claims		73			-
Loss on early extinguishment of debt		13			-
Interest expense		108			-
Reorganization items, net		47			46
Pre-Tax		265			98

Adjustment to apply a Managed Basis effective tax rate		(6)			22
After-tax		259			120
Loss from discontinued operations, net of tax		1			69
Loss on sale of discontinued operations, net of tax		9			-
Net earnings attributable to Chemtura		$269			$189

 CHEMTURA CORPORATION
 GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
 (In millions of dollars)

	Quarter Ended June 30, 2010			Quarter Ended June 30, 2009
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
SALES

Consumer Performance Products	$171	$-	$171	$168	$-	$168
Industrial Performance Products	313	-	313	243	-	243
Chemtura AgroSolutionsTM	96	-	96	88	-	88
Industrial Engineered Products	187	-	187	130	-	130
Total sales	$767	$-	$767	$629	$-	$629

OPERATING PROFIT (LOSS)

Consumer Performance Products	$38	$(1)	$37	$30	$-	$30
Industrial Performance Products	38	-	38	21	-	21
Chemtura AgroSolutionsTM	7	-	7	12	-	12
Industrial Engineered Products	7	6	13	(3)	-	(3)
Segment operating profit	90	5	95	60	-	60

General corporate expense, including
amortization	(16)	-	(16)	(25)	-	(25)
Facility closures, severance and related cost	(1)	1	-	-	-	-
Antitrust costs	-	-	-	(8)	8	-
Impairment of long-lived assets	-	-	-	(37)	37	-
Changes in estimates related to expected allowable claims	49	(49)	-	-	-	-
Total operating profit (loss)	$122	$(43)	$79	$(10)	$45	$35

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$2	$-	$2	$3	$-	$3
Industrial Performance Products	9	-	9	9	-	9
Chemtura AgroSolutionsTM	2	-	2	2	-	2
Industrial Engineered Products	22	(9)	13	14	-	14
General corporate expense, including
amortization	10	(1)	9	12	-	12
Total depreciation and amortization	$45	$(10)	$35	$40	$-	$40

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$(5)			$-
Accelerated depreciation of property, plant and equipment		10			-
Facility closures, severance and related costs		1			-
Antitrust costs		-			8
Impairment of Long Lived Assets		-			37
Changes in estimates related to expected allowable claims		(49)			-
		$(43)			$45

 CHEMTURA CORPORATION
 GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
 (In millions of dollars)

	Six Months Ended June 30, 2010			Six Months Ended June 30, 2009
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
SALES

Consumer Performance Products	$263	$-	$263	$253	$-	$253
Industrial Performance Products	599	-	599	449	-	449
Chemtura AgroSolutionsTM	161	-	161	157	-	157
Industrial Engineered Products	347	-	347	234	-	234
Total sales	$1,370	$-	$1,370	$1,093	$-	$1,093

OPERATING PROFIT (LOSS)

Consumer Performance Products	$44	$1	$45	$34	$-	$34
Industrial Performance Products	63	-	63	26	2	28
Chemtura AgroSolutionsTM	6	-	6	28	-	28
Industrial Engineered Products	4	20	24	(14)	-	(14)
Segment operating profit	117	21	138	74	2	76

General corporate expense, including
amortization	(43)	-	(43)	(56)	-	(56)
Facility closures, severance and related cost	(3)	3	-	(3)	3	-
Antitrust costs	-	-	-	(10)	10	-
Impairment of Long Lived Assets	-	-	-	(37)	37	-
Changes in estimates related to expected allowable claims	(73)	73	-	-	-	-
Total operating (loss) profit	$(2)	$97	$95	$(32)	$52	$20

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$6	$(2)	$4	$5	$-	$5
Industrial Performance Products	18	-	18	21	(2)	19
AgroSolutions Engineered Products	4	-	4	4	-	4
Industrial Engineered Products	45	(18)	27	28	-	28
General corporate expense, including
amortization	21	(1)	20	23	-	23
Total depreciation and amortization	$94	$(21)	$73	$81	$(2)	$79

Managed Basis Adjustments consist of the following:

Accelerated depreciation of property, plant and equipment		$21			$2
Facility closures, severance and related costs		3			3
Antitrust costs		-			10
Impairment of Long Lived Assets		-			37
Changes in estimates related to expected allowable claims		73			-
		$97			$52